Exhibit 99.1

Sacks Parente Golf Expands into Club Champion Stores Nationwide

CAMARILLO, CA, (January 9, 2024)– Sacks Parente Golf, Inc. (Nasdaq: SPGC) (“SPG” or the “Company”), a technology-forward golf company with a growing portfolio of golf products, including putters, golf shafts, golf grips, and other golf-related accessories, announces the expanded availability of its premium putters in all 126 Club Champion stores nationwide.

“Club Champion is the leading name in custom club fitting services. Its commitment to precision and personalized golf experiences aligns with our dedication to serving golfers of all skill levels,” said Greg Campbell, Executive Chairman, Sacks Parente Golf. “The validation of our technology by such a renowned retailer reinforces our belief in the importance of delivering exceptional quality to golfers, ensuring they have access to the best equipment tailored to their individual needs.”

Club Champion will feature all models of SPG putters in its stores, including mallets and blades, such as the recently released Series 02 DRAC and the Series 91 Duke putter. All SPG putters incorporate the patented Ultra-Low Balance Point (ULBP) technology, face-forward CG, and ultra-high Moment of Inertia (MOI). Test results from Golf Labs prove that these putters help golfers make more putts because of improved swing path, improved tempo, more distance control, better head release/closure, and more putter head feel.

“Sacks Parente Golf has been a great partner and we’re excited to expand with them,” said Nick Sherburne, Club Champion’s founder. “They have a fitting philosophy like us, and we love working with brands who can blend technology and customization.”

About Sacks Parente Golf

Sacks Parente Golf, Inc. is a technology-forward golf company, with a growing portfolio of golf products, including putters, golf shafts, golf grips, and other golf-related accessories. The Company’s innovative accomplishments include: the First Vernier Acuity putter, patented Ultra-Low Balance Point (ULBP) putter technology, weight-forward Center-of-Gravity (CG) design, and pioneering ultra-light carbon fiber putter shafts. In consideration of its growth opportunities in shaft technologies, in April of 2022, the Company expanded its manufacturing business to include advanced premium golf shafts by opening a new shaft manufacturing facility in St. Joseph, MO. It is the Company’s intent to manufacture and assemble substantially all products in the United States, while also expanding into golf apparel and other golf-related product lines to enhance its growth. The Company’s future expansions may include broadening its offerings through mergers, acquisitions or internal developments of product lines that are complementary to its premium brand. The Company currently sells its products through resellers, the Company’s websites, and distributors in the United States, Japan, and South Korea. For more information, please visit the Company’s website at https://sacksparente.com/. @sacksparentegolf @newtonshafts

About Club Champion

Club Champion is the globe’s most prominent name in custom club fitting and building services. Established in 2010, there are now more than 120 Club Champion locations internationally, including studios in Canada, the UK, and Australia. Each US studio offers golfers access to over 60 brands and more than 65,000 hittable head and shaft combinations. Club Champion has solidified their position at the top of the industry through comprehensive Tour-level fittings, unrivaled club building, and the use of top-tier technology. The company is headquartered in Willowbrook, IL and boasts more than 400 employees, including hundreds of the most highly trained Master Fitters in the world. For more information about Club Champion, visit clubchampion.com.

Media Contact for SPG:

Beth Gast

BG Public Relations

beth.gast@bgpublicrelations.com

Investor Contact for SPG:

CORE IR

516-222-2560

investors@sacksparente.com

Media Contact for Club Champion:

Katie Casey-Johnson

Marketing Project Manager

katherine.casey-johnson@clubchampion.com